EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings California Insured Fund II, Inc.:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88367 on Form N-14 of our report dated August 13, 1999 appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds--Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
November 5, 1999